                                                                  EXHIBIT 14.a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-4 for MONY -- C Variable Annuity (Registration Statement No. 333-104156) of our reports dated April 8, 2003 relating to the financial statements of the Subaccounts of MONY Variable Account L -- Strategist, MONYEquity Master, MONY Custom Equity Master, MONY Custom Estate Master, Corporate Sponsored Variable Universal Life, MONY Variable Universal Life and MONY Survivorship Variable Universal Life, our report dated April 8, 2003 relating to the combined financial statements of MONY Variable Account A, and our report dated February 6, 2003 relating to the financial statements of MONY Life Insurance Company and Subsidiaries, each of which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York

May 27, 2003